Exhibit 99.1

NEWS RELEASE	Littelfuse Inc. 8755 West Higgins Road, Suite 500 Chicago, Illinois 60631 p: (773) 628-1000 f: (773) 628-0802 www.littelfuse.com
LITTELFUSE REPORTS THIRD QUARTER RESULTS FOR 2019
Company performance in line with expectations
CHICAGO, October 30, 2019 - Littelfuse, Inc. (NASDAQ: LFUS), a global manufacturer of leading technologies in circuit protection, power control and sensing, today reported financial results for the third quarter ended September 28, 2019:

•
Net sales of $362.0 million were down 18% versus the prior year period, and down 16% organically, primarily due to ongoing global trade uncertainties, excess electronics channel inventories and declines in global auto production

•	Segment performance versus the prior year period:

•	Electronics sales decreased 23% (down 21% organically)

•	Automotive sales decreased 9% (down 7% organically)

•	Industrial sales increased 6% (up 7% organically)

•
GAAP diluted EPS was $1.44; adjusted diluted EPS was $1.78 and includes $0.17 of benefits related to certain tax items and a non-operating mark-to-market gain that were not in the company's original guidance

•	GAAP effective tax rate was 13.9% and the adjusted effective tax rate was 15.5%

•	During the quarter, the company repurchased approximately $49.5 million of common stock

•	Year-to-date, cash flow from operations was $160.9 million and free cash flow was $122.5 million, representing a 105% conversion from net income
“Our performance this quarter reflects the successful execution by our global teams to actively manage costs as we continue to work through the challenging macro environment,” said Dave Heinzmann, Littelfuse President and Chief Executive Officer. “While navigating the soft demand, we achieved an adjusted EBITDA margin of 21% to deliver adjusted EPS above guidance. Beyond the current back-drop, we remain well-positioned to deliver ongoing superior value for our stakeholders.”

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For the fourth quarter of 2019*, the company expects:

•	Net sales in the range of $333 to $345 million

•	Adjusted diluted EPS in the range of $1.06 to $1.20

•	Adjusted effective tax rate in the range of 19% - 20%

For the full year of 2019*, the company expects:

•	Adjusted effective tax rate of approximately 18%

•	Free cash flow to exceed 100% of net income

*Littelfuse provides guidance on a non-GAAP (adjusted) basis. GAAP items excluded from guidance may include the after-tax impact of items including acquisition and integration costs, restructuring, impairment and other charges, certain purchase accounting adjustments, non-operating foreign exchange adjustments and significant and unusual items. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. Littelfuse is not able to forecast the excluded items in order to provide the most directly comparable GAAP financial measure without unreasonable efforts.

Dividend

•	The company will pay a cash dividend on its common stock of $0.48 per share on December 5, 2019 to shareholders of record as November 21, 2019

Conference Call and Webcast Information
Littelfuse will host a conference call today, Wednesday, October 30, 2019, at 9:00 a.m. Central Time to discuss the results. The call will be broadcast live and available for replay at Littelfuse.com.

About Littelfuse
Littelfuse (NASDAQ: LFUS) is a global manufacturer of leading technologies in circuit protection, power control and sensing. Serving over 100,000 end customers, our products are found in automotive and commercial vehicles, industrial applications, data and telecommunications, medical devices, consumer electronics and appliances. Our 11,000 worldwide associates partner with customers to design, manufacture and deliver innovative, high-quality solutions, for a safer, greener and increasingly connected world - everywhere, every day. Learn more at Littelfuse.com.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

The statements in this press release that are not historical facts are intended to constitute "forward-looking statements" entitled to the safe-harbor provisions of the PSLRA. These statements may involve risks and uncertainties, including, but not limited to, risks relating to product demand and market acceptance; economic conditions; the impact of competitive products and pricing; product quality problems or product recalls; capacity and supply difficulties or constraints; coal mining exposures reserves; failure of an indemnification for environmental liability; exchange rate fluctuations; commodity price fluctuations; the effect of Littelfuse, Inc.'s ("Littelfuse" or the "Company") accounting policies; labor disputes; restructuring costs in excess of expectations; pension plan asset returns less than assumed; integration of acquisitions; uncertainties related to political or regulatory changes and other risks which may be detailed in the company's Securities and Exchange Commission filings. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated or implied in the forward-looking statements. This release should be read in conjunction with information provided in the financial statements appearing in the company's Annual Report on Form 10-K for the year ended December 29, 2018. For a further discussion of the risk factors of the company, please see Item 1A. "Risk Factors" to the company's Annual Report on Form 10-K for the year ended December 29, 2018.

Non-GAAP Financial Measures

The information included in this press release includes the non-GAAP financial measures of organic revenue growth, adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted diluted earnings per share, adjusted effective tax rate, free cash flow, net debt, adjusted gross leverage, and adjusted net leverage. Many of these non-GAAP financial measures exclude the effect of certain expenses and income not related directly to the underlying performance of our fundamental business operations. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is set forth in the attached schedules.

The company believes that organic revenue growth, adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted diluted earnings per share, and adjusted effective tax rate provide useful information to investors regarding its operational performance because they enhance an investor’s overall understanding of our core financial performance and facilitate comparisons to historical results of operations, by excluding items that are not related directly to the underlying performance of our fundamental business operations or were not part of our business operations during a comparable period. The company believes free cash flow is a useful measure of its ability to generate cash. The company believes that net debt, adjusted gross leverage and adjusted net leverage are useful measures of its credit position. The company believes that all of these non-GAAP financial measures are commonly used by financial analysts and others in the industries in which we operate, and thus further provide useful information to investors. Management additionally uses these measures when assessing the performance of the business and for business planning purposes. Note that our definitions of these non-GAAP financial measures may differ from those terms as defined or used by other companies.

CONTACT: Trisha Tuntland
Head of Investor Relations
(773) 628-2163

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LFUS-F

LITTELFUSE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
(in thousands)	September 28, 2019	December 29, 2018
ASSETS
Current assets:
Cash and cash equivalents	$476,057	$489,733
Short-term investments	33	34
Trade receivables, less allowances of $39,874 and $36,038 at September 28, 2019 and December 29, 2018, respectively	226,352	232,892
Inventories	240,059	258,228
Prepaid income taxes and income taxes receivable	2,730	2,339
Prepaid expenses and other current assets	62,361	49,291
Total current assets	1,007,592	1,032,517
Net property, plant, and equipment	329,792	339,894
Intangible assets, net of amortization	326,417	361,474
Goodwill	813,653	826,715
Investments	26,662	25,405
Deferred income taxes	7,485	7,330
Right of use lease assets, net	21,598	—
Other assets	18,162	20,971
Total assets	$2,551,361	$2,614,306
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$107,211	$126,323
Accrued liabilities	114,549	138,405
Accrued income taxes	16,989	20,547
Current portion of long-term debt	10,000	10,000
Total current liabilities	248,749	295,275
Long-term debt, less current portion	668,160	684,730
Deferred income taxes	51,776	51,853
Accrued post-retirement benefits	28,725	31,874
Non-current operating lease liabilities	17,237	—
Other long-term liabilities	64,502	72,232
Total equity	1,472,212	1,478,342
Total liabilities and equity	$2,551,361	$2,614,306

LITTELFUSE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(Unaudited)

	Three Months Ended		Nine Months Ended
(in thousands, except per share data)	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Net sales	$361,971	$439,191	$1,165,350	$1,316,187
Cost of sales	231,025	259,597	737,368	817,983
Gross profit	130,946	179,594	427,982	498,204

Selling, general, and administrative expenses	54,224	69,782	174,845	220,540
Research and development expenses	19,728	20,454	62,595	65,742
Amortization of intangibles	9,827	13,130	30,068	38,501
Total operating expenses	83,779	103,366	267,508	324,783
Operating income	47,167	76,228	160,474	173,421

Interest expense	5,559	5,775	16,834	16,980
Foreign exchange loss (gain)	4,968	982	5,636	(6,372)
Other (income) expense, net	(4,764)	1,259	(3,406)	(2,362)
Income before income taxes	41,404	68,212	141,410	165,175
Income taxes	5,757	14,666	24,982	33,275
Net income	$35,647	$53,546	$116,428	$131,900

Income per share:
Basic	$1.46	$2.13	$4.72	$5.31
Diluted	$1.44	$2.10	$4.68	$5.23

Weighted-average shares and equivalent shares outstanding:
Basic	24,482	25,109	24,646	24,817
Diluted	24,684	25,471	24,894	25,212

Comprehensive income	$18,621	$45,599	$101,744	$107,732

LITTELFUSE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
(in thousands)	September 28, 2019	September 29, 2018
OPERATING ACTIVITIES
Net income	$116,428	$131,900
Adjustments to reconcile net income to net cash provided by operating activities:	93,511	130,495
Changes in operating assets and liabilities:
Trade receivables	2,781	(20,588)
Inventories	18,102	(17,624)
Accounts payable	(29,453)	17,033
Accrued liabilities and income taxes	(44,241)	20,736
Prepaid expenses and other assets	3,735	(9,836)
Net cash provided by operating activities	160,863	252,116

INVESTING ACTIVITIES
Acquisitions of businesses, net of cash acquired	(775)	(313,475)
Purchases of property, plant, and equipment	(38,397)	(55,946)
Proceeds from sale of property, plant, and equipment	6,212	858
Net cash used in investing activities	(32,960)	(368,563)

FINANCING ACTIVITIES
Net (payments) proceeds from credit facility and senior notes	(7,500)	207,475
Purchases of common stock	(99,387)	—
Cash dividends paid	(32,990)	(29,258)
All other cash provided by financing activities	4,412	17,042
Net cash (used in) provided by financing activities	(135,465)	195,259
Effect of exchange rate changes on cash and cash equivalents	(6,114)	(10,273)
(Decrease) increase in cash and cash equivalents	(13,676)	68,539
Cash and cash equivalents at beginning of period	489,733	429,676
Cash and cash equivalents at end of period	$476,057	$498,215

LITTELFUSE, INC.
NET SALES AND OPERATING INCOME BY SEGMENT
(Unaudited)

	Third Quarter				Year-to-Date
(in thousands)	2019	2018	Change	% Growth /(Decline)	2019	2018	Change	% Growth /(Decline)
Net sales
Electronics	$227,252	$296,472	$(69,220)	(23.3)%	$752,199	$860,240	$(108,041)	(12.6)%
Automotive	104,681	114,416	(9,735)	(8.5)%	326,814	367,718	(40,904)	(11.1)%
Industrial	30,038	28,303	1,735	6.1%	86,337	88,229	(1,892)	(2.1)%
Total net sales	$361,971	$439,191	$(77,220)	(17.6)%	$1,165,350	$1,316,187	$(150,837)	(11.5)%

Operating income (loss)
Electronics	$34,567	$72,464	$(37,897)	(52.3)%	$127,233	$193,739	$(66,506)	(34.3)%
Automotive	11,437	10,863	574	5.3%	34,987	44,965	(9,978)	(22.2)%
Industrial	6,822	4,134	2,688	65.0%	16,158	14,123	2,035	14.4%
Other(a)	(5,659)	(11,233)		N.M.	(17,904)	(79,406)		N.M.
Total operating income	$47,167	$76,228	$(29,061)	(38.1)%	$160,474	$173,421	$(12,947)	(7.5)%
Operating Margin	13.0%	17.4%			13.8%	13.2%

Interest expense	5,559	5,775			16,834	16,980
Foreign exchange loss (gain)	4,968	982			5,636	(6,372)
Other (income) expense, net	(4,764)	1,259			(3,406)	(2,362)
Income before income taxes	$41,404	$68,212	$(26,808)	(39.3)%	$141,410	$165,175	$(23,765)	(14.4)%

(a) "other" typically includes non-GAAP adjustments such as acquisition-related and integration costs, purchase accounting inventory adjustments and other charges, and restructuring charges. (See Supplemental Financial Information for details.)

N.M. - Not meaningful

	Third Quarter			Year-to-Date
(in thousands)	2019	2018	% Growth /(Decline)	2019	2018	% Growth /(Decline)
Operating Margin
Electronics	15.2%	24.4%	(9.2)%	16.9%	22.5%	(5.6)%
Automotive	10.9%	9.5%	1.4%	10.7%	12.2%	(1.5)%
Industrial	22.7%	14.6%	8.1%	18.7%	16.0%	2.7%

LITTELFUSE, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(In millions of USD except per share amounts unaudited)

Non-GAAP EPS reconciliation
	Q3-19	Q3-18	YTD-19	YTD-18
GAAP diluted EPS	$1.44	$2.10	$4.68	$5.23
EPS impact of Non-GAAP adjustments (below)	0.34	0.39	0.97	2.34
Adjusted diluted EPS	$1.78	$2.49	$5.65	$7.57

Non-GAAP adjustments - (income)/expense
	Q3-19	Q3-18	YTD-19	YTD-18
Acquisition related and integration costs (a)	$3.2	$2.9	$6.9	$17.0
Restructuring, impairment and other charges (b)	2.5	5.2	11.0	10.2
Amortization backlog - IXYS (c)	—	3.1	—	8.7
Change in control - IXYS (d)	—	—	—	2.1
Acquisition related stock-based compensation charge (e)	—	—	—	4.5
Purchase accounting inventory adjustments (f)	—	—	—	36.9
Non-GAAP adjustments to operating income	5.7	11.2	17.9	79.4
Other expense, net (g)	—	—	5.8	—
Non-operating foreign exchange loss (gain)	5.0	1.0	5.6	(6.4)
Non-GAAP adjustments to income before income taxes	10.7	12.2	29.3	73.0
Income taxes (h)	2.3	2.2	5.1	14.1
Non-GAAP adjustments to net income	$8.4	$10.0	$24.2	$58.9

Total EPS impact	$0.34	$0.39	$0.97	$2.34

Adjusted operating margin /Adjusted EBITDA reconciliation
	Q3-19	Q3-18	YTD-19	YTD-18
Net sales	$362.0	$439.2	$1,165.4	$1,316.2
GAAP operating income	$47.2	$76.2	$160.5	$173.4
Add back non-GAAP adjustments	5.7	11.2	17.9	79.4
Adjusted operating income	$52.9	$87.4	$178.4	$252.8
Adjusted operating margin	14.6%	19.9%	15.3%	19.2%
Add back amortization	9.8	10.0	30.1	29.8
Add back depreciation	13.3	13.1	39.0	37.6
Adjusted EBITDA	$76.0	$110.5	$247.5	$320.2
Adjusted EBITDA margin	21.0%	25.2%	21.2%	24.3%

Net sales reconciliation	Q3-19 vs. Q3-18
	Electronics	Automotive	Industrial	Total
Net sales growth	(23)%	(9)%	6%	(18)%
Less:
Divestitures	(1)%	—	—%	(1)%
FX impact	(1)%	(2)%	(1)%	(1)%
Organic net sales growth	(21)%	(7)%	7%	(16)%

Net sales reconciliation	2019 YTD vs. 2018 YTD
	Electronics	Automotive	Industrial	Total
Net sales growth	(13)%	(11)%	(2)%	(12)%
Less:
Acquisitions	1%	—	—	1%
Divestitures	—%	—%	(5)%	(1)%
FX impact	(2)%	(3)%	(1)%	(2)%
Organic net sales growth	(12)%	(8)%	4%	(10)%

Income tax reconciliation
	Q3-19	Q3-18	YTD-19	YTD-18
Income taxes	$5.8	$14.7	$25.0	$33.3
Effective rate	13.9%	21.5%	17.7%	20.1%
Non-GAAP adjustments - income taxes	2.3	2.2	5.1	14.1
Adjusted income taxes	$8.1	$16.9	$30.1	$47.4
Adjusted effective rate	15.5%	21.0%	17.6%	19.9%
Free cash flow reconciliation
	Q3-19	Q3-18	YTD-19	YTD-18
Net cash provided by operating activities	$80.8	$111.2	$160.9	$252.1
Less: Purchases of property, plant and equipment	(13.1)	(15.6)	(38.4)	(55.9)
Free cash flow	$67.7	$95.6	$122.5	$196.2

	Q4-18	Q1-19	Q2-19	Q3-19	For the Twelve Months Ended September 28, 2019
Adjusted EBITDA	$84.3	$89.1	$82.5	$76.0	$331.9
					September 28, 2019
Current portion of long-term debt					$10.0
Long-term debt, less current portion					668.2
Total debt					$678.2
Less: Cash and cash equivalents					476.1
Net debt					$202.1
Adjusted Gross Leverage (defined as total debt divided by adjusted EBITDA)					2.0
Adjusted Net Leverage (defined as net debt divided by adjusted EBITDA)					0.6
Note: Total will not always foot due to rounding.

(a) reflected in selling, general and administrative expenses ("SG&A").
(b) $1.8 million and $0.7 million and $0.1 million and $5.1 million reflected in cost of sales and SG&A, respectively for the three months ended September 28, 2019 and September 29, 2018, and $4.6 million and $6.4 million and $1.0 million and $9.2 million reflected in cost of sales and SG&A, respectively for the nine months ended September 28, 2019 and September 29, 2018.
(c) reflected in amortization of intangibles.
(d) reflected in SG&A.
(e) $2.4 million, $1.6 million and $0.5 million reflected in SG&A, research and development expenses and cost of sales, respectively.
(f) reflected in cost of sales.
(g) year-to-date amounts included $2.8 million impairment charges to certain other investments, $2.6 million loss on the disposal of a business, and $0.4 million gain primarily related to the final payments for the acquisition of Monolith.
(h) reflected the tax impact associated with the non-GAAP adjustments.
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